                                                                      Exhibit 99


CONTACTS:
Rick Ackel
EVP, Chief Financial Officer

Paige Bombino
Investor Relations
(408) 964-3610



FOR IMMEDIATE RELEASE

                SANMINA-SCI ANNOUNCES THIRD QUARTER 2003 RESULTS

SAN JOSE, CA (JULY 21, 2003) -- Sanmina-SCI Corporation (NASDAQ NM: SANM), a leading global electronics manufacturing services (EMS) company, today reported financial results for its third quarter and nine months ended June 28, 2003. The corresponding GAAP financial information and a reconciliation from pro forma to GAAP is contained in the attached financials and is available on the Investor Relations section of our website at www.sanmina-sci.com.

THIRD QUARTER FISCAL 2003 HIGHLIGHTS INCLUDE:

      - REVENUES OF $2.65 BILLION INCREASED 8.4% COMPARED TO Q2:03 AND INCREASED 1.2% OVER Q3:02

      - PRO FORMA INCOME FROM OPERATIONS UP 48.3% VERSUS Q2:03 AND UP 30.4% VERSUS Q3:02

      -     PRO FORMA CASH EPS OF $0.01 IN LINE WITH COMPANY GUIDANCE

      -     CASH FLOW FROM OPERATIONS APPROXIMATELY $200 MILLION

      -     CASH CYCLE DAYS IMPROVE BY 7 DAYS TO 38 DAYS

SUMMARY OF PRO FORMA FINANCIAL RESULTS

(Excluding merger and integration, restructuring and other infrequent or unusual charges. For the third quarter infrequent or unusual charges include cost of reauditing the company's 2000 and 2001 financial statements, which was necessary for the company to provide, audited historical consolidating guarantor financial information. The nine months ended June 29, 2002 include results of operations from SCI Systems as if combined as of the beginning of the period.)

(THOUSANDS, EXCEPT PER SHARE DATA)     Q3:03        Q3:02        9MOS03       9MOS02
Revenues                               $2,648,907   $2,617,626   $7,629,421   $7,435,094
Operating margin                       1.4%         1.1%         1.2%         1.2%
Operating income                       $38,362      $29,422      $88,288      $87,408
Net income (loss)                      $1,373       $2,956       ($1,244)     $10,390
Cash net income                        $6,418       $9,026       $14,319      $29,150
Cash EPS - basic                       $0.01        $0.02        $0.03        $0.06
Cash EPS - diluted                     $0.01        $0.02        $0.03        $0.06

Sanmina-SCI Corporation
July 21, 2003
Page 2


SUMMARY OF FINANCIAL RESULTS ON A GAAP BASIS

(Includes merger and integration, restructuring and other infrequent or unusual charges. The nine months ended June 29, 2002 include results of operations from SCI Systems beginning with the close of the merger on December 6, 2001.)

(THOUSANDS, EXCEPT PER SHARE DATA)     Q3:03        Q3:02        9MOS03       9MOS02
Revenues                               $2,648,907   $2,617,626   $7,629,421   $6,159,328
Operating margin                       0.7%         0.7%         (0.2%)       (1.2%)
Operating income (loss)                $17,997      $17,856      ($12,478)    ($74,766)
Net income (loss)                      ($12,174)    ($4,994)     ($51,504)    ($89,531)
EPS - basic                            ($0.02)      ($0.01)      ($0.10)      ($0.19)
EPS - diluted                          ($0.02)      ($0.01)      ($0.10)      ($0.19)

ASSET MANAGEMENT DRIVES IMPROVED FINANCIAL PERFORMANCE

For the third quarter ended June 28, 2003, Sanmina-SCI reported revenues of $2.65 billion, an increase of 8.4% from $2.44 billion in the second quarter ended March 29, 2003, and an increase of 1.2% from $2.62 billion in the third quarter last year. Pro forma income from operations for the third quarter ended June 28, 2003 rose 30.4% to $38.4 million, compared to $29.4 million in the same period a year ago. Pro forma income from operations increased 48.3% from the prior second quarter ended March 29, 2003.

On a pro forma basis, the company reported net income of $1.4 million, or $0.01 cash earnings per share for the third quarter ended June 28, 2003. This compares to net income of $3.0 million, or cash earnings per share of $0.02 in the same period last year. Pro forma financial results do not include merger, integration, restructuring or other infrequent or unusual charges.

Cash provided by operations was approximately $200 million. In the third quarter, financial management ratios strengthened over the second quarter as cash cycle days improved to 38 days, inventory turns increased one full turn to 9.6, and DSO decreased to 52 days.

At June 28, 2003, the company reported $1.6 billion in cash and short-term investments. At quarter-end, the company reported a current ratio of 2.3, working capital of $2.6 billion and shareholders' equity of $3.4 billion.

On July 8, 2003, Sanmina-SCI called for redemption on August 7, 2003 of all of its 4 1/4% Convertible Subordinated Notes due 2004. The aggregate principal amount outstanding of the Notes is approximately $263.6 million. Taking this into account, since September 2002 the company has reduced its shorter term bond debt coming due in 2004 and 2005 by approximately $635 million, or approximately 50%.

CUSTOMER-FOCUSED STRATEGY DELIVERS RESULTS

Jure Sola, Chairman and Chief Executive Officer of Sanmina-SCI, said, "In addition to strong asset management, we believe the ongoing improvement in our financial performance reflects our unyielding focus on providing our customers with innovative technology, world-class manufacturing and superior customer service.

"During the quarter, we announced a number of initiatives to support our customers by providing them with cost-effective technology solutions and an accelerated time-to-market. As part of this effort, we recently announced the acquisition of Newisys, Inc., a developer of enterprise-class


                                     -more-

Sanmina-SCI Corporation
July 21, 2003
Page 3


servers for global technology companies. This acquisition advances our plan of offering original design manufacturing (ODM) in market-specific sectors. By seeking out these types of new leadership opportunities and investing in advanced technology and processes throughout the supply chain, we are creating value for our customers.

"As the market continues to stabilize, Sanmina-SCI is uniquely positioned to expand its industry leadership due to our strategy of integrating our technology and manufacturing expertise with our complete supply chain capabilities," Sola concluded.

COMPANY OUTLOOK

Sanmina-SCI projects fourth quarter fiscal 2003 revenue to be approximately $2.6 billion to $2.75 billion, and cash earnings per share to be between $0.01 to $0.03 before merger, integration, restructuring and other infrequent or unusual charges.

PRO FORMA FINANCIAL INFORMATION

In addition to disclosing operating results determined in accordance with generally accepted accounting principles (GAAP), Sanmina-SCI also provides pro forma operating results that exclude certain items. Management utilizes pro forma operating results as a performance measure and furnishes the information in order to provide investors with additional information to analyze the Company's operating results and facilitate period to period comparisons.

COMPANY CONFERENCE CALL INFORMATION

Sanmina-SCI will be holding a conference call regarding this announcement on Monday, July 21, 2003 at 4:30 p.m. EDT (1:30 p.m. PDT). The access numbers are: domestic 877-273-6760 and international: 706-634-6605. The conference will be broadcast live over the Internet. Log onto the live webcast at http://firstcallevents.com/service/ajwz384328177gf12.html. Additional information in the form of a slide presentation is available by logging on the Sanmina-SCI's website at www.sanmina-sci.com. A Replay of today's conference call will be available for 48-hours. The access numbers are: domestic 800-642-1687 and international: 706-645-9291, access code: 1579482.

ABOUT SANMINA-SCI

Sanmina-SCI Corporation (NASDAQ: SANM) is a leading electronics contract manufacturer serving the fastest-growing segments of the $125 billion global electronics manufacturing services (EMS) market. Recognized as a technology leader, Sanmina-SCI provides end-to-end manufacturing solutions, delivering unsurpassed quality and support to large OEMs primarily in the communications, defense and aerospace, industrial and medical instrumentation, computer technology and multimedia sectors. Sanmina-SCI has facilities strategically located in key regions throughout the world. Information about Sanmina-SCI is available at www.sanmina-sci.com.

SANMINA-SCI SAFE HARBOR STATEMENT

The foregoing, including the discussion regarding the company's future prospects, contains certain forward-looking statements that involve risks and uncertainties, including uncertainties associated with economic conditions in the electronics industry, particularly in the principal industry sectors served by the company, changes in customer requirements and in the volume of sales to principal customers, the ability of Sanmina-SCI to effectively assimilate acquired businesses and achieve the anticipated benefits of its acquisitions, and competition and technological change. The company's actual results of operations may differ significantly from those contemplated by such forward-looking statements as a result of these and other factors, including factors set forth in the company's 2002 Annual Report on Form 10-K and 10-K/A filed on


                                     -more-

Sanmina-SCI Corporation
July 21, 2003
Page 4


December 4, 2002 and June 18, 2003 and 10-Q and 10-Q/A filed with the Securities Exchange Commission on May 14, 2003 and May 16, 2003.


                           - FINANCIAL TABLES FOLLOW -


                                     -more-

                           Sanmina - SCI Corporation
                Pro forma Consolidated Statements of Operations
   (Excluding merger, restructuring and other infrequent or unusual charges)
                     (in thousands, except per share data)
                                  (unaudited)

                                                                        Three Months Ended                 Nine Months Ended
                                                                   -----------------------------     -----------------------------
                                                                     June 28,         June 29,         June 28,         June 29,
                                                                       2003             2002             2003             2002
                                                                   ------------     ------------     ------------     ------------
Net sales                                                          $  2,648,907     $  2,617,626     $  7,629,421     $  7,435,094
Cost of sales                                                         2,529,271        2,508,300        7,296,105        7,114,258
                                                                   ------------     ------------     ------------     ------------

Gross profit                                                            119,636          109,326          333,316          320,836

Operating expenses:
Selling, general and administrative                                      79,648           78,608          240,165          228,403
Amortization of intangibles                                               1,626            1,296            4,863            5,025
                                                                   ------------     ------------     ------------     ------------
Total operating expenses                                                 81,274           79,904          245,028          233,428

                                                                   ------------     ------------     ------------     ------------
Operating income                                                         38,362           29,422           88,288           87,408

Other income (expense), net                                             (36,312)         (24,803)         (90,144)         (71,173)

                                                                   ------------     ------------     ------------     ------------
Income (loss) before provision for income taxes                           2,050            4,619           (1,856)          16,235

Provision (benefit) for income taxes                                        677            1,663             (612)           5,845
                                                                   ------------     ------------     ------------     ------------

Pro forma net income (loss)                                        $      1,373     $      2,956     $     (1,244)    $     10,390

Non-cash charges, net of tax                                              5,045            6,070           15,563           18,760

                                                                   ------------     ------------     ------------     ------------
Pro forma cash net income                                          $      6,418     $      9,026     $     14,319     $     29,150
                                                                   ============     ============     ============     ============

Pro forma earnings per share:
   Basic earnings per share                                        $       0.00     $       0.01     $       0.00     $       0.02
   Diluted earnings per share                                      $       0.00     $       0.01     $       0.00     $       0.02

Cash pro forma earnings per share:
   Cash basic EPS                                                  $       0.01     $       0.02     $       0.03     $       0.06
   Cash diluted EPS                                                $       0.01     $       0.02     $       0.03     $       0.06

Shares used in computing pro forma and cash per share amounts:
   Basic shares                                                         510,372          520,029          509,891          521,138
   Diluted shares                                                       513,952          525,626          509,891          529,609
   Cash Basic shares                                                    510,372          520,029          509,891          521,138
   Cash Diluted shares                                                  513,952          525,626          512,111          529,609

                           Sanmina - SCI Corporation
                     Consolidated Statements of Operations
                                     (GAAP)
                   (in thousands, except for per share data)
                                  (unaudited)

                                                          Three Months Ended               Nine Months Ended
                                                    -----------------------------     -----------------------------
                                                      June 28,         June 29,         June 28,         June 29,
                                                        2003             2002             2003             2002
                                                    ------------     ------------     ------------     ------------
Net sales                                           $  2,648,907     $  2,617,626     $  7,629,421     $  6,159,328
Cost of sales                                          2,529,271        2,508,300        7,296,105        5,894,712
                                                    ------------     ------------     ------------     ------------

Gross profit                                             119,636          109,326          333,316          264,616

Operating expenses:
Selling, general and administrative                       81,348           78,608          241,865          209,203
Amortization of intangibles                                1,626            1,296            4,863            4,025
Integration costs                                          1,889               --            8,248               --
Restructuring costs                                       16,776           11,566           90,818          126,154
                                                    ------------     ------------     ------------     ------------
Total operating expenses                                 101,639           91,470          345,794          339,382

                                                    ------------     ------------     ------------     ------------
Operating income (loss)                                   17,997           17,856          (12,478)         (74,766)

Other income (expense), net                              (36,167)         (24,803)         (64,393)         (55,991)

                                                    ------------     ------------     ------------     ------------
Income (loss) before provision for income taxes          (18,170)          (6,947)         (76,871)        (130,757)

Provision (benefit) for income taxes                      (5,996)          (1,953)         (25,367)         (41,226)

                                                    ------------     ------------     ------------     ------------
Net income (loss)                                   $    (12,174)    $     (4,994)    $    (51,504)    $    (89,531)
                                                    ------------     ------------     ------------     ------------

Earnings (loss) per share:
   Basic                                            $      (0.02)    $      (0.01)    $      (0.10)    $      (0.19)
   Diluted                                          $      (0.02)    $      (0.01)    $      (0.10)    $      (0.19)

Shares used in computing per share amounts:
   Basic                                                 510,372          520,029          509,891          472,225
   Diluted                                               510,372          520,029          509,891          472,225

                            Sanmina-SCI Corporation
     Reconciliation of GAAP net income (loss) to proforma net income(loss)
                             and to cash net income
                                 (in thousands)

                                                                   Three Months Ended            Nine Months Ended
                                                              ---------------------------   ---------------------------
                                                                June 28,       June 29,       June 28,       June 29,
                                                                  2003           2002           2003           2002
                                                              ------------   ------------   ------------   ------------
Net income (loss) - GAAP basis                                $    (12,174)  $     (4,994)  $    (51,504)  $    (89,531)

Net income (loss) related to SCI for Oct-Nov 2001                       --             --             --       (146,010)

                                                              ------------   ------------   ------------   ------------

Net income (loss) including SCI for entire period in 2002          (12,174)        (4,994)       (51,504)      (235,541)

Reconciling items, net of tax:

Losses on operations in process
of being closed or pending                                              --             --             --         10,420

Gain on early extinguishment of debt                                   (97)            --        (17,253)            --

Integration costs                                                    1,266             --          5,527         19,073

Restructuring and other costs                                       11,239          7,950         60,847        216,438

Reaudit fees                                                         1,139             --          1,139             --

                                                              ------------   ------------   ------------   ------------

Pro forma net income (loss) without charges                          1,373          2,956         (1,244)        10,390

Amortization, net of tax                                             1,089            829          3,260          3,215
Non-cash interest charges, net of tax                                3,956          5,241         12,303         15,545

                                                              ------------   ------------   ------------   ------------
Pro forma cash net income                                     $      6,418   $      9,026   $     14,319   $     29,150
                                                              ============   ============   ============   ============

                            Sanmina - SCI Corporation
                      Condensed Consolidated Balance Sheets
                                 (in thousands)
                                     (GAAP)

                                                                  June 28,     September 28,
                                                                    2003            2002
                                                              --------------   --------------
                                                               (unaudited)
ASSETS

Current assets:
        Cash and short-term investments                       $    1,571,021   $    1,163,674
        Accounts receivable, net                                   1,579,542        1,394,515
        Inventories, net                                           1,059,093        1,123,016
        Deferred income taxes                                        243,418          312,184
        Prepaid and other current assets                             125,504          165,649
                                                              --------------   --------------

               Total current assets                                4,578,578        4,159,038

Property, plant and equipment, net                                 1,033,957        1,084,454
Goodwill and intangibles, net                                      2,203,729        2,148,827
Long-term investments                                                 17,232           73,955
Deposits and other                                                    80,886           51,783
                                                              --------------   --------------

               Total assets                                   $    7,914,382   $    7,518,057
                                                              ==============   ==============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
        Current portion of long-term debt                     $        5,129   $      265,899
        Accounts payable                                           1,459,538        1,279,451
        Accrued liabilities and other                                370,325          366,500
        Accrued payroll and related benefits                         151,772          142,139
                                                              --------------   --------------

               Total current liabilities                           1,986,764        2,053,989

Long-term liabilities:
        Convertible subordinated debentures                        1,360,963        1,523,010
        Long-term debt                                             1,075,854          452,321
        Deferred income taxes                                         21,900           17,184
        Other                                                         66,014           56,838

Total stockholders' equity                                         3,402,887        3,414,715
                                                              --------------   --------------
               Total liabilities and stockholders' equity     $    7,914,382   $    7,518,057
                                                              ==============   ==============

                             Sanmina-SCI Corporation
                            Forward Looking Guidance
                      Three Months Ended September 27, 2003
                     (in billions, except per share amounts)



Net sales                                    $2.60 - $2.75
Pro forma cash earnings per share (1)        $0.01 - $0.03


            (1) Forward looking guidance for the fourth quarter ended September 27, 2003 is provided only on a pro forma cash basis. The comparable GAAP earnings or loss per share amount is not accessible due to inherent difficulties in predicting certain expenses and gains affecting GAAP earnings or loss, such as the amount and timing of Sanmina-SCI's restructuring costs, as well as as debt security repurchases, if any, that could result in gains or losses reported in GAAP earnings.